FOURTH AMENDMENT TO AMENDED AND RESTATED PARTICIPATION

AGREEMENT

THIS FOURTH AMENDMENT TO AMENDED AND RESTATED PARTICIPATION AGREEMENT is effective this 1st day of Sept 2013, by and among GREAT-WEST LIFE & ANNUITY INSURANCE COMPANY (“Company”), FIDELITY DISTRIBUTORS CORPORATION (the “Underwriter”), and VARIABLE INSURANCE PRODUCTS I, VARIABLE INSURANCE PRODUCTS II, VARIABLE INSURANCE PRODUCTS III, VARIABLE INSURANCE PRODUCTS IV and VARIABLE INSURANCE PRODUCTS FUND V (the “Funds”), collectively the “Parties.” Capitalized terms not otherwise defined herein shall have the meaning ascribed to them in the Original Agreement (defined below).

RECITALS

WHEREAS, the Company, the Underwriter and the Funds are parties to the Amended and Restated Participation Agreement dated October 26, 2006, the Amendment and Assignment dated May 16, 2007, the Second Amendment dated August 29, 2007 and the Third Amendment dated October 1, 2009 (the “Agreement”); and

WHEREAS, the Parties to the Agreement desire to add revise Schedule A of the Agreement to reflect the correct contract form numbers for the COLI VUL-14 Series Account.

NOW, THEREFORE, in consideration of the premises and mutual covenants contained herein, the Parties hereby amend the Agreement as follows:

1.	Schedule A of the Agreement is hereby deleted in its entirety and replaced with the attached Schedule A.

[signature page follows]

IN WITNESS WHEREOF, the Parties have executed this Amendment as of the 1st day of September, 2013.

GREAT-WEST LIFE AND ANNUITY INSURANCE COMPANY

By its authorized officer,

By:	/s/ Ron Laeyendecker
Name:	Ron Laeyendecker
Title:	Senior Vice-President
Date:	8/5/13

VARIABLE INSURANCE PRODUCTS I,

VARIABLE INSURANCE PRODUCTS II

VARIABLE INSURANCE PRODUCTS FUND III

VARIABLE INSURANCE PRODUCTS IV and

VARIABLE INSURANCE PRODUCTS FUND V

By its authorized officer,

By:
Name:
Title:
Date:

FIDELITY DISTRIBUTORS CORPORATION

By its authorized officer,

By:	/s/ Robert Bachman
Name:	Robert Bachman
Title:	EVP
Date:	08/19/13

SCHEDULE A

Separate Account Name	Contract Form No.

COLI VUL-1 Series Account	J350, PPVUL
COLI VUL-2 Series Account	J355
COLI VUL-3 Series Account	J350, PPVUL
COLI VUL-4 Series Account	J500
COLI VUL-5 Series Account	J350, PPVUL
COLI VUL-6 Series Account	J350, PPVUL
COLI VUL-7 Series Account	J350, PPVUL
COLI VUL-8 Series Account	J350, PPVUL
COLI VUL-9 Series Account	J350, PPVUL
COLI VUL-10 Series Account	J350, PPVUL
COLI VUL-11 Series Account	J350, PPVUL
COLI VUL-12 Series Account	J350, PPVUL
COLI VUL-13 Series Account	J350, PPVUL
COLI VUL-14 Series Account	ICC13-J600, J600
COLI VUL-15 Series Account	J350, PPVUL
Varifund Variable Annuity Account	V30000, VA40000, VPP50000
Prestige Variable Life Account	CL 1035-99

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